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                                                                 EXHIBIT 10.14



                            EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 21st day of May, 1996, to be effective as of April 23, 1996, by and between SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation ("SFI"), and
R. EUGENE CARTLEDGE, an individual resident of Chatham County, Georgia ("Cartledge").

                            W I T N E S S E T H :

         WHEREAS, Cartledge is a member of the Board of Directors of SFI; and

         WHEREAS, SFI and its Board of Directors desire to employ Cartledge, and Cartledge desires to be so employed, as Chairman of the Board of Directors of SFI on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00), the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      EMPLOYMENT; SCOPE OF SERVICES.

                 (a) Cartledge is hereby employed as the Chairman of the Board of Directors of SFI (the "Chairman").

                 (b) Cartledge agrees to perform those duties set forth for the office of Chairman in the bylaws of SFI and to comply with such policy directives as may be adopted from time to time for the Chairman by the Board of Directors of SFI. Cartledge shall devote at least two (2) days each week and shall use his good faith best efforts, knowledge and skills in the performance of services required of him in the bylaws of SFI and as may be delegated to him by the Board of Directors of SFI.

         2.      TERM; TERMINATION.

                 (a) Term. The term of this Agreement shall begin as April 25, 1996 and shall continue until April 24, 1997, unless earlier terminated as provided herein.

                 (b) TERMINATION. This Agreement may be terminated prior to expiration as follows:

                          (1) By mutual agreement of SFI and Cartledge at any time;

                          (2) At the election of SFI upon ninety (90) days' prior written notice to Cartledge; or
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                          (3)     Automatically, upon the death of Cartledge.

         3.      COMPENSATION.

                 (a) SALARY. As Chairman, SFI shall pay to Cartledge the sum of One Hundred Eighty-Two Thousand Seven Hundred and no/100s Dollars ($182,700.00), payable on April 25, 1996, in 16,610 shares of SFI common stock, plus cash in an amount sufficient to pay the taxes due on such compensation, subject to appropriate tax withholdings.

                 (b) STOCK OPTION. SFI hereby grants to Cartledge an option (the "Option") to purchase from SFI 100,000 shares of the common stock of SFI (the "Shares") at the price of Eleven Dollars ($11.00) per share (the "Exercise Price"), subject to the terms and conditions set forth in this paragraph 3(b) of this Agreement. The Option shall expire on and may not be exercised after April 24, 2001 (the "Expiration Date"). This Option shall be exercisable by delivery to SFI of written notice of Cartledge's desire to exercise the Option, accompanied by full payment in immediate funds of the Exercise Price for the Shares being purchased. Prior to the issuance of the Shares upon exercise of this Option, Cartledge must pay or make adequate provision for any applicable federal or state withholding obligations of SFI. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Cartledge only by Cartledge and after death by Cartledge's personal representative.

                 (c)      EMPLOYEE BENEFITS.  Except as provided in subsections
(a) and (b) above, during the term of this Agreement, Cartledge shall not be entitled to any employee benefits.

         4.      TRADE SECRETS.

                 (a) DEFINITION. "Trade Secrets" shall mean any and all data and information relating to SFI which (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. "Trade Secrets" of SFI may include sales and financial data and plans, advertising information and plans, and strategic plans and initiatives of SFI. Notwithstanding the foregoing, "Trade Secrets" shall not include data and information which: (A) was at the time of disclosure to Cartledge or became thereafter through no fault of Cartledge a part of the public domain by publication or otherwise; (B) was already in Cartledge' possession prior to the disclosure by SFI to Cartledge; or (C) was subsequently developed or ascertained by Cartledge or for Cartledge by independent means without the benefit of Trade Secrets or was received by Cartledge without restriction from a third party who was under no obligation of confidentiality to SFI with respect thereto.

                 (b) OWNERSHIP, NON-DISCLOSURE AND NON-USE OF TRADE SECRETS AND INTELLECTUAL PROPERTY. Cartledge acknowledges and agrees that all Trade Secrets, and all physical embodiments thereof, are confidential to and
shall be and remain the sole and exclusive property of SFI.   In

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addition, Cartledge acknowledges and agrees that all trade names, trademarks, service marks and similar intellectual property used in connection with the services performed by SFI (the "Intellectual Property") are the sole and exclusive property of SFI.

                 (1) Upon the termination of this Agreement, Cartledge shall deliver to SFI all property belonging to SFI including, without limitation, all Trade Secrets (and all embodiments thereof) and all embodiments of Intellectual Property then in his custody, control or possession.

                 (2) Cartledge agrees that (i) all Trade Secrets received or developed by Cartledge as a result of Cartledge' employment with SFI shall be held in strictest confidence; (ii) Cartledge shall not disclose, reproduce, distribute or otherwise disseminate such Trade Secrets, and shall use his best efforts to protect such Trade Secrets from disclosure by others; and (iii) Cartledge shall make no use of such Trade Secrets without the prior written consent of SFI, except in connection with Cartledge's employment hereunder. The obligations of confidentiality contained herein shall apply during the term of this Agreement and (i) with respect to all Trade Secrets consisting of scientific or technical data, at any and all times after termination of this Agreement; and (ii) with respect to all other Trade Secrets, for a period of two (2) years following the date of termination of this Agreement, or for such longer period of protection as is provided by law.

                 (c) AGREEMENT REGARDING CONFIDENTIAL INFORMATION. In the event any of the sales and financial data and plans, advertising information and plans, and strategic plans and initiatives of SFI, or any other business or financial information disclosed to Cartledge during the term of his employment with SFI, are determined by a court of law not to qualify for protection as Trade Secrets, then Cartledge acknowledges and agrees that such data or information shall nonetheless remain confidential and shall not be disclosed by Cartledge to any other party during the term of his employment with SFI and for a period of two (2) years following the date of termination of Cartledge' employment with SFI, absent the express prior written consent of SFI. Upon termination of this Agreement, Cartledge shall deliver to SFI any and all documents evidencing and/or physical embodiments of the information described in this paragraph (c).

         5. SEVERABILITY. Each particular prohibition or restriction set forth in Section 4 of this Agreement shall be deemed a severable unit, and if any court of competent jurisdiction determines that any portion of such restraint is against the policy of the law in any respect, but such restraint, considered as a whole, is not so clearly unreasonable and overreaching in its terms as to be unconscionable, the court shall enforce so much of such restraint as it determines by a preponderance of the evidence to be necessary to protect the interests of SFI.

         6. SURVIVAL OF COVENANTS AND INDEMNITIES. All covenants and indemnities made herein, and all remedies relating thereto, shall survive the termination of this Agreement for any reason.





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         7.      NOTICES.  All notices, consents, approvals and the like
required under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, upon receipt,
(b) if sent by overnight courier (such as Federal Express), upon delivery, or
(c) if sent by U.S. Mail registered or certified, return receipt requested, with sufficient postage affixed thereto, three days after being mailed, addressed as follows:

                 (i)      If to SFI:
                          Savannah Foods and Industries, Inc.
                          2 East Bryan Street
                          Post Office Box 339
                          Savannah, Georgia  31402
                          Attn: William W. Sprague, III

                 (ii)     If to Cartledge:
                          R. Eugene Cartledge
                          6 Skidaway Village Walk
                          No. 203-B
                          Savannah, Georgia 31411

or as may be otherwise specified by any party by notice to the other parties.

         8. AMENDMENTS AND WAIVERS; CUMULATIVE REMEDIES. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Furthermore, all remedies are cumulative, including the right of either party to seek equitable relief in addition to money damages.

         9. BENEFIT AND ASSIGNABILITY. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. SFI shall have the right to assign its rights under this Agreement to any affiliate of SFI. The rights and benefits of Cartledge may not be assigned or transferred without the prior consent of SFI except as provided in Section 3(b).

         10. LAW APPLICABLE. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     SAVANNAH FOODS & INDUSTRIES, INC..


                                     By: /s/ F. Sprague Exley
                                        ----------------------------------
                                              F. SPRAGUE EXLEY
                                              Senior Vice President, Human
                                              Resources and Administration
                                              and Assistant Secretary



                                     Attest: /s/ John M. Tatum
                                            ------------------------------
                                              JOHN M. TATUM
                                              Secretary
[CORPORATE SEAL]



                                     /s/ R. Eugene Cartledge              (L.S.)
                                     -------------------------------------
                                     R. EUGENE CARTLEDGE





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